UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 6, 2014

MineralRite Corporation
(Exact name of Registrant as Specified in its Charter)

Nevada	000-27739	90-0315909
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

55 South Geneva Road
  Lindon, Utah  84042
 (Address of Principal Executive Offices including Zip Code)

(801) 796-8944
 (Registrant’s Telephone Number, including Area Code)

________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

During the period commencing July 9, 2014 through July 31, 2014 the MineralRite Corporation, a Nevada corporation (the “Company”)  issued 68,987,178 common shares to reduce debt on convertible promissory notes and account payable balances in the amount of $46,149.91. The Company received into treasury 27,000,000 shares in exchange for Class B Preferred shares. The issued and outstanding common shares of the Company at the beginning of the period commencing July 9, 2014 was 300,147,163 and for the period ending July 31, 2014 the issued and outstanding common shares of the Company was 342,134,341 .

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 3(a) and 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 8.01.  Other Events

On July 3, 2014, the Company issued a 8% convertible redeemable promissory note, for  one payment of $15,000. The convertible promissory note matures on July 3, 2015. The Company has the right to pre pay any time before January 3, 2015 for 150% of face value plus accrued interest.

On July 8, 2014,the Company issued a 8% convertible redeemable promissory note, for  one payment of $25,000.The convertible promissory note matures on July 8, 2015. The Company has the right to pre pay any time before January 8, 2015 for 150% of face value plus accrued interest.

On July 28, 2014, the Company issued a 8% convertible redeemable promissory note, for  one payment of $50,000.The convertible promissory note matures on July 28, 2015. The Company has the right to pre pay any time before January 28, 2015 for 150% of face value plus accrued interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2014
MINERALRITE CORPORATION

By:	/s/ Guy Peckham
Name:	Guy Peckham
Title:	Chief Executive Officer